As filed with the Securities and Exchange Commission on September 29, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CSW INDUSTRIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2266942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

CSW Industrials, Inc. 2015 Equity and Incentive Compensation Plan

(Full title of the plan)

Joseph B. Armes

Chief Executive Officer

CSW Industrials, Inc.

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

(Name and address of agent for service)

(972) 233-8242

(Telephone number, including area code, of agent for service)

with a copy to:

James E. O’Bannon

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

(214) 220-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,000,000 shares (1) (2)	$13.77 (3)	27,540,000 (3)	$3,201.00

(1)	Represents the maximum number of shares of common stock, par value $0.01 per share, (“Common Shares”), of CSW Industrials, Inc. (“CSWI”) issuable pursuant to the CSW Industrials, Inc. 2015 Equity and Incentive Compensation Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for the purposes of determining the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based upon the book value of the Common Shares as of June 30, 2015, the latest practicable date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the employee benefit plan information and other information required by Part I of Form S-8 will be sent or given to participants under the Plan as specified by Rule 428 under the Securities Act. In accordance with Rule 428 under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as a part of this registration statement on Form S-8 (this “Registration Statement”) or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. CSWI will maintain a file of such documents in accordance with the provisions of Rule 428 under the Securities Act. Upon request, CSWI will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Commission are incorporated in this Registration Statement by reference:

(a)	Amendment No. 4 to CSWI’s Registration Statement on Form 10 (the “Form 10 Registration Statement”) (Commission File No. 001-37454) filed under the Securities Exchange Act of 1934 (the “Exchange Act”); and

(b)	The description of capital stock contained in CSWI’s Information Statement, filed as Exhibit 99.1 to the Form 10 Registration Statement, including any amendment or report filed for the purpose of updating such description.

All documents filed by CSWI with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Indemnification

Under Delaware law, a corporation may indemnify any individual who is made a party or threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual who is made a party or threatened to be made a party to any action or suit brought by or in the right of the corporation by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation, unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by a director or officer in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by CSWI’s certificate of incorporation or bylaws, a vote of shareholders or disinterested directors, agreement or otherwise.

CSWI’s amended and restated certificate of incorporation requires that CSWI indemnify its directors and officer to the fullest extent permitted under Delaware law. In addition, CSWI’s amended and restated certificate of incorporation provides that all reasonable expenses incurred by or on behalf of a director or officer in connection with any investigation, claim, action, suit or proceeding will be advanced to the director or officer by CSWI upon the request of the director or officer, which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

The indemnification rights provided in CSWI’s amended and restated certificate of incorporation will not be exclusive of any other right to which persons seeking indemnification may otherwise be entitled. CSWI entered into indemnification agreements with each of its directors and officers providing, in general, that CSWI will indemnify them to the fullest extent permitted by law in connection with their service to CSWI or on behalf of CSWI.

As permitted by Delaware law, CSWI’s amended and restated certificate of incorporation authorizes CSWI to purchase and maintain insurance to protect any director, officer, employee or agent against claims and liabilities that such persons may incur in such capacities. CSWI has purchased director and officer liability insurance.

Limitation of Liability

Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to the corporation and its stockholders for monetary damages for breach of a director’s fiduciary duty of care, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	for any transaction from which the director derived an improper personal benefit.

CSWI’s amended and restated certificate of incorporation provides for exculpation of its directors from liability for monetary damages for breach of fiduciary duties to the fullest extent permitted by Delaware law.

The limitation of liability and indemnification provisions in CSWI’s amended and restated certificate of incorporation and bylaws could have the effect of reducing the likelihood of derivative litigation against CSWI’s directors and may discourage or deter CSWI or its stockholders from bringing a lawsuit against CSWI’s directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited CSWI and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that CSWI is required to indemnify its directors and officers against defense costs and the costs of settlements and damage awards.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to CSWI’s Registration Statement on Form 10, File No. 001-37454)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Amendment No. 4 to CSWI’s Registration Statement on Form 10, File No. 001-37454)

4.3	CSW Industrials, Inc. 2015 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 4 to CSWI’s Registration Statement on Form 10, File No. 001-37454)

5.1*	Opinion of Jones Day

23.1*	Consent of Independent Registered Public Accounting Firm with respect to CSW Industrials, Inc.

23.2*	Consent of Independent Registered Public Accounting Firm with respect to the CSWI Businesses

23.3	Consent of Jones Day (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Filed herewith

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 29, 2015.

CSW INDUSTRIALS, INC.

By:	/s/ Joseph B. Armes
Name:	Joseph B. Armes
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Joseph B. Armes	Chairman of the Board	September 29, 2015
	Joseph B. Armes	and Chief Executive Officer

By:	/s/ Kelly Tacke	Chief Financial Officer	September 29, 2015
	Kelly Tacke	(Chief Financial/Accounting Officer)

By:	/s/ Michael Gambrell	Director	September 29, 2015
Michael Gambrell

By:	/s/ Linda Livingstone	Director	September 29, 2015
Linda Livingstone

By:	/s/ William Quinn	Director	September 29, 2015
William Quinn

By:	/s/ Robert Swartz	Director	September 29, 2015
Robert Swartz

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to CSWI’s Registration Statement on Form 10, File No. 001-37454)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Amendment No. 4 to CSWI’s Registration Statement on Form 10, File No. 001-37454)

4.3	CSW Industrials, Inc. 2015 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 4 to CSWI’s Registration Statement on Form 10, File No. 001-37454)

5.1*	Opinion of Jones Day

23.1*	Consent of Independent Registered Public Accounting Firm with respect to CSW Industrials, Inc.

23.2*	Consent of Independent Registered Public Accounting Firm with respect to the CSWI Businesses

23.3	Consent of Jones Day (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Filed herewith